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Exhibit 99.1

MarkWest Energy Partners, L.P. 155 Inverness Drive West, Suite 200 Englewood, CO 80112-5000	Contact:	Frank Semple, President & CEO James Ivey, CFO Andy Schroeder, VP Finance & Treasurer
(800) 730-8388	Phone:	(303) 290-8700
(303) 290-8700	E-mail:	investorrelations@markwest.com
(303) 290-8769 Fax	Website:	www.markwest.com

MarkWest Energy Partners Announces that Certain Non-Cash Compensation Expenses Previously Announced for MarkWest Hydrocarbon Must be Allocated, Requiring Restatement of Financial Statements for 2002, 2003 and 2004

        DENVER—May 6, 2005—MarkWest Energy Partners, L.P., (AMEX: MWE) (the "Partnership") has determined that previously issued financial statements for the years 2002 and 2003 and the first three quarters of 2003 and 2004 should be restated to reflect compensation expense for the sale of subordinated Partnership units and interests in the Partnership's General Partner to certain directors and officers of the Partnership's parent company, MarkWest Hydrocarbon, Inc. (AMEX: MWP) ("MarkWest Hydrocarbon") from 2002 through 2004.

        MarkWest Hydrocarbon had historically recorded its sale of the subordinated Partnership units and interests in the General Partner to certain of MarkWest Hydrocarbon's directors and officers (the "Transactions") as a sale of an asset. However, MarkWest Hydrocarbon recently determined that these Transactions should be accounted for as compensatory arrangements, consistent with the guidance in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"), which requires MarkWest Hydrocarbon to record compensation expense based on the market value of the subordinated Partnership units and of the General Partner interests held by the officers and directors, at the end of each reporting period. As a consequence, on April 15, 2005, MarkWest Hydrocarbon announced that it would be required to restate its financial information for previous years to reflect compensation expense for these Transactions.

        In the process of determining the ultimate accounting treatment for these Transactions, a conclusion was reached by the Partnership that the compensation expense related to services provided by MarkWest Hydrocarbon's directors and officers recognized under APB 25 should be allocated to the Partnership pursuant to Staff Accounting Bulletin 1-B, Allocation of Expenses And Related Disclosure In Financial Statements of Subsidiaries, Divisions Or Lesser Business Components of Another Entity. This conclusion requires that the Partnership restate its financial statements for the years ended December 31, 2002, 2003 and the first three quarters of 2003 and 2004. The compensation expense affects previously reported earnings for these periods; however, the charge is a non-cash item that did not affect management's determination of the Partnership's distributable cash flow for any period, and did not affect net income attributed to the limited partners.

        As a consequence, the previously issued financial statements for 2002 and 2003 and the first three quarters of 2003 and 2004 contained in the Partnership's previously filed Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q should no longer be relied upon. The Partnership plans to restate its financial statements as of December 31, 2003 and for the years ended December 31, 2003 and December 31, 2002 to reflect the compensation expense adjustments discussed above in connection with filing its Annual Report on Form 10-K for the year ended December 31, 2004. This Form 10-K will also include the financial statements for 2004. The Partnership also intends to file Forms 10-Q/A for the first three quarters of 2004 to restate its quarterly financial information for 2003 and 2004.

        The Partnership expects, based on current facts and circumstances, to complete its 2004 Form 10-K and the restated financial statements for the above noted periods and to file them concurrently with its Quarterly Report on Form 10-Q for the first quarter of 2005, by May 31, 2005.

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        MarkWest Energy Partners, L.P. is a publicly traded master limited partnership with a solid core of midstream assets and growing core of natural gas transmission assets. We own natural gas gathering and transportation systems and gas processing assets in the Southwest. We are also the largest processor of natural gas in the Appalachian Basin and the primary intrastate pipeline transporter of crude oil in Michigan.

        This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. The forward-looking statements involve risks and uncertainties that affect our operations, financial performance and other factors as discussed in our filings with the Securities and Exchange Commission. Among the factors that could cause results to differ materially are those risks discussed in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2003, and our Forms 10-Q.

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MarkWest Energy Partners Announces that Certain Non-Cash Compensation Expenses Previously Announced for MarkWest Hydrocarbon Must be Allocated, Requiring Restatement of Financial Statements for 2002, 2003 and 2004